As filed with the Securities and Exchange Commission on March 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

CHINOOK THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3348934
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

(206) 485-7241

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Chinook 2015 Equity Incentive Plan

Chinook 2015 Employee Stock Purchase Plan

Non-Plan Stock Option Agreement (Inducement Stock Option Award)

(Full title of the plans)

Eric Dobmeier

President and Chief Executive Officer

Chinook Therapeutics, Inc.

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

(206) 485-7241

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Effie Toshav, Esq.

Amanda L. Rose, Esq.

Ryan Mitteness, Esq.

Fenwick & West LLP

1191 2nd Ave.

Seattle, Washington 98101

(206) 389-4510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, CHINOOK THERAPEUTICS, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 2,190,325 additional shares of common stock available for issuance under the Chinook 2015 Plan, pursuant to the provision of the Chinook 2015 Plan providing for an annual automatic increase in the number of shares reserved for issuance and (b) 547,581 additional shares of common stock available for issuance under the Chinook 2015 ESPP, pursuant to the provision of the Chinook 2015 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the Chinook 2015 Plan and Chinook 2015 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on April 20, 2015 (File No. 333-203508), March 8, 2016 (File No. 333-210016), March 1, 2017 (File No. 333-216373), March 1, 2018 (File No. 333-223382), February 27, 2019 (File No. 333-229915), March 9, 2020 (File No. 333-237034), and April 7, 2021 (File No. 333-255109), to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on March 17, 2022.

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above.

(c)

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on April 10, 2015 (File No. 001-37345) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

In addition, the Registrant has entered into, and intends to continue to enter, into indemnification agreements with each of its current directors and executive officers. These agreements will provide for the indemnification of directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant currently carries liability insurance for its directors and executive officers for securities matters.

The indemnification provisions in the Registrant’s restated certificate of incorporation and restated bylaws and the indemnification agreements to be entered into between the Registrant and each of its directors and executive officers is sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-37345	3.1	4/10/2015

4.2	Amendment to Amended and Restated Certificate of Incorporation	8-K	001-37345	3.1	10/5/2020

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant	S-8	333-249351	4.6	10/6/2020

4.4	Amended and Restated Bylaws of the Registrant	S-1/A	333-202667	3.5	04/06/2015

4.5	Amendment to Amended and Restated Bylaws	8-K	001-37345	3.1	7/17/2020

4.6	Form of Registrant’s Common Stock certificate	S-1/A	333-202667	4.1	04/06/2015

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	Chinook 2015 Stock Equity Plan and forms of award agreements thereunder	S-1/A	333-202667	10.8	4/6/2015

99.2	Chinook 2015 Employee Stock Purchase Plan	S-1/A	333-202667	10.9	4/6/2015

99.3	Form of Inducement Stock Option Agreement	10-K	001-37345	10.24	4/5/2021

107	Filing Fees Exhibit					X

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 17th day of March, 2022.

CHINOOK THERAPEUTICS, INC.

By:	/s/ Eric Dobmeier
Eric Dobmeier
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric Dobmeier and Kirk Schumacher, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Eric Dobmeier Eric Dobmeier	Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2022

/s/Eric Bjerkholt Eric Bjerkholt	Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2022

/s/ Srinivas Akkaraju Srinivas Akkaraju	Director	March 17, 2022

/s/ Jerel Davis Jerel Davis	Director	March 17, 2022

/s/ William M. Greenman William M. Greenman	Director	March 17, 2022

/s/ Michelle Griffin Michelle Griffin	Director	March 17, 2022

/s/ Ross Haghighat Ross Haghighat	Director	March 17, 2022

/s/ Mahesh Krishnan Mahesh Krishnan	Director	March 17, 2022

/s/ Dolca Thomas Dolca Thomas	Director	March 17, 2022